UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

DIRTT ENVIRONMENTAL SOLUTIONS LTD.
(Name of Registrant as Specified in Its Charter)

22NW FUND, LP

22NW, LP

22NW FUND GP, LLC

22NW GP, INC.

ARON R. ENGLISH

RYAN W. BRODERICK

BRYSON O. HIRAI-HADLEY

ALEXANDER B. JONES

CORY J. MITCHELL

DOUGLAS A. EDWARDS

SCOTT L. ROBINSON

SCOTT C. RYAN

KENNETH D. SANDERS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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22NW FUND, LP

January 7, 2022

Dear Fellow DIRTT Shareholder:

22NW Fund, LP (together with its affiliates,“22NW” or “we”) is a significant shareholder of DIRTT Environmental Solutions Ltd., an Alberta corporation (“DIRTT” or the “Company”), who, together with the other participants in this solicitation, beneficially own in the aggregate approximately 18.9% of the outstanding common shares of the Company. For the reasons set forth in the attached Proxy Statement, we believe meaningful changes to the composition of the Board of Directors of the Company (the “Board”) are necessary in order to ensure that the Company is being run in a manner consistent with your best interests. We are seeking your support for the election of our six (6) nominees as directors at the annual and special meeting of shareholders scheduled to be held on April 26, 2022 (including any adjournments, postponements or continuations thereof and any meeting which may be called in lieu thereof, the “Meeting”).1 We are seeking representation on the Board because we believe that it is apparent that the Company desperately needs a Board that will actively oversee management and improve its shareholder communications, and that Board refreshment will be critical to unlocking shareholder value. We believe that the Board will benefit from the addition of independent directors with relevant skill sets and a shared objective of enhancing value for the benefit of all DIRTT shareholders. The individuals that we have nominated are highly-qualified, capable and ready to serve the shareholders of DIRTT.

Like all of DIRTT’s other shareholders, we will only be able to achieve a return on our investment upon the appreciation in value of DIRTT’s shares. We believe that there is significant value to be realized at DIRTT; however, given the Company’s financial and share price underperformance under the oversight of the current Board, we strongly believe that the Board must be reconstituted to ensure that the interests of the shareholders, the true owners of DIRTT, are appropriately represented in the boardroom. We believe that the Board will benefit from our nominees’ financial expertise and industry experience.

The Company currently has eight (8) directors serving on the Board. Through the attached Proxy Statement and enclosed WHITE proxy card, we are soliciting proxies to elect only our six (6) nominees. Accordingly, the enclosed WHITE proxy card may only be voted for our nominees and does not confer voting power with respect to any of the Company’s director nominees. Shareholders who return the WHITE proxy card will only be able to vote for our six nominees and will not have the opportunity to vote for the two other seats up for election at the Meeting or any other proposals that may be included on the Company’s proxy card. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Shareholders should refer to the Company’s proxy statement, when available, for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

1 As described herein, 22NW delivered a requisition for a special meeting of the Company’s shareholders to be held no later than January 21, 2022 to the Company on November 16, 2021 (the “Requisition”). In response to the Requisition, the Company announced that it had called the combined annual and special Meeting. 22NW reserves all rights with respect to the Requisition.

If at least five (5) of our nominees are elected, they will constitute a majority of the Board. There is no assurance that any of the Company’s nominees will serve as directors if all or some of our nominees are elected. If fewer than five (5) of our nominees are elected, they will constitute less than a majority of the Board and there can be no guarantee that they will be able to implement the actions that they believe are necessary to unlock shareholder value. We believe the election of our nominees is an important step in the right direction of enhancing long-term value at the Company.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today. The attached Proxy Statement and the enclosed WHITE proxy card are first being mailed or given to shareholders on or about January 10, 2022. In the event such date is prior to the record date for the Meeting, any proxy cards received from shareholders who ultimately are not entitled to notice of and to vote at the Meeting as of the record date for the Meeting will be disregarded and not counted at the Meeting.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated WHITE proxy card or by voting in person at the Meeting.

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting LLC which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support,

/s/ Aron R. English

Aron R. English
22NW Fund, LP

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of 22NW’s proxy materials,

please contact Saratoga at the phone numbers listed below.

Shareholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

2022 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
OF
DIRTT ENVIORNMENTAL SOLUTIONS LTD.

_________________________

PROXY STATEMENT
OF
22NW FUND, LP

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

22NW Fund, LP, a Delaware limited partnership (“22NW Fund” and together with its affiliates, “22NW” or “we”), is a significant shareholder of DIRTT Environmental Solutions Ltd., an Alberta corporation (“DIRTT” or the “Company”), who, together with the other participants in this solicitation, beneficially own an aggregate of 16,124,049 common shares, without par value (the “Common Shares”), of the Company, representing approximately 18.9% of the outstanding Common Shares. We believe that the Board of Directors of the Company (the “Board”) must be meaningfully reconstituted to ensure that the best interests of shareholders are appropriately represented in the boardroom. We have nominated six highly-qualified directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock shareholder value. Accordingly, we are furnishing this proxy statement and accompanying WHITE proxy card to holders of Common Shares of DIRTT in connection with our solicitation of proxies in connection with the Company’s announced annual and special meeting of shareholders scheduled to be held on April 26, 2022 (including any adjournments, postponements or continuations thereof and any meeting which may be called in lieu thereof, the “Meeting”).2 As of the date of this Proxy Statement, the Company has not publicly disclosed the time, location, record date for determining shareholders entitled to notice of and to vote at the Meeting (the “Record Date”) and certain other information regarding the Meeting. Once the Company publicly discloses such information, 22NW intends to supplement this Proxy Statement with such information and file revised definitive materials with the Securities and Exchange Commission (the “SEC”). This Proxy Statement and the enclosed WHITE proxy card are first being mailed or given to shareholders on or about January 10, 2022. In the event such date is prior to the Record Date, any proxy cards received from shareholders who ultimately are not entitled to notice of and to vote at the Meeting as of the Record Date for the Meeting will be disregarded and not counted at the Meeting.

2 As described herein, 22NW delivered a requisition for a special meeting of the Company’s shareholders to be held no later than January 21, 2022 to the Company on November 16, 2021 (the “Requisition”). In response to the Requisition, the Company announced that it had called the combined annual and special Meeting. 22NW reserves all rights with respect to the Requisition.

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We are seeking your support at the Meeting for the following:3

1.	To elect 22NW’s six (6) director nominees, Aron R. English, Cory J. Mitchell, Douglas A. Edwards, Scott L. Robinson, Scott C. Ryan and Kenneth D. Sanders (each a “Nominee” and, collectively, the “Nominees”), to the Board to serve until the 2023 annual meeting of shareholders or until their successors are duly elected or appointed;

2.	To appoint PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, at a remuneration to be fixed by the Board; and

3.	To transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

The Board is currently composed of eight directors. 22NW believes the terms of all eight directors currently serving on the Board expire at the Meeting. This Proxy Statement is soliciting proxies to elect only 22NW’s six nominees. Accordingly, the enclosed WHITE proxy card does not confer voting power with respect to any of the Company’s director nominees. Shareholders who return the WHITE proxy card will only be able to vote for our six Nominees and will not have the opportunity to vote for the two other seats up for election at the Meeting or any other proposals that may be included on the Company’s proxy card. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Shareholders should refer to the Company’s Proxy Statement, when available, for the names, backgrounds, qualifications, and other information concerning the Company’s director nominees.

If at least five of our Nominees are elected, they will constitute a majority of the Board. There is no assurance that any of the Company’s nominees will serve as directors if all or some of the Nominees are elected. If fewer than five (5) of our Nominees are elected, they will comprise less than a majority of the Board and there can be no guarantee that our Nominees will be able to implement the actions that they believe are necessary to unlock shareholder value. We believe the election of our Nominees is an important step in the right direction of enhancing long-term value at the Company.

The Company has not yet publicly disclosed the Record Date or the number of Common Shares outstanding as of the Record Date. Once the Company publicly discloses such information, we intend to supplement this Proxy Statement with such information and file revised definitive materials with the SEC. The mailing address of the principal executive offices of the Company is 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Meeting. As of October 29, 2021, there were 85,334,555 Common Shares outstanding, which is the total number of shares outstanding as reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 3, 2021.

3 As of the date of this Proxy Statement, the Company’s information circular and proxy statement (the “Company’s Proxy Statement”) for the Meeting has not yet been filed with the SEC. Accordingly, the proposals and proposal numbers in this Proxy Statement may not reflect all of the proposals to be considered by the Company’s shareholders at the Meeting and may not correspond to the proposal numbers that will be used in the Company’s Proxy Statement. In addition, we have omitted certain information from this Proxy Statement that is not yet publicly available, including the time and place of the Meeting, the Record Date and certain other information regarding the Meeting, which we expect to be included in the Company’s Proxy Statement. Once the Company publicly discloses this information, we intend to update this Proxy Statement to reflect the agenda of proposals to be submitted for shareholder consideration at the Meeting and to supplement this Proxy Statement to disclose such omitted information and make any other necessary updates and file revised definitive materials with the SEC.

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As of the date hereof, the participants in this solicitation collectively own 16,124,049 Common Shares (the “22NW Shares”). We intend to vote such shares FOR the election of the Nominees and FOR the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today.

DIRTT is a corporation governed by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the Business Corporations Act (Alberta) (the “ABCA”) and applicable Canadian securities laws. The solicitation of proxies contemplated in this Proxy Statement is being effected in accordance with U.S. securities laws.

This Proxy Statement is not being used to solicit shareholders of DIRTT whose shares are registered under DRT and trade on the Toronto Stock Exchange in Canada (“Canadian Shareholders”). 22NW has filed a proxy circular (the “Proxy Circular”) with the Canadian Securities Administrators on the System for Electronic Document Analysis and Retrieval (“SEDAR”). Canadian Shareholders should refer to the Proxy Circular and any supplements, amendments or restatements thereof filed with SEDAR.

THIS SOLICITATION IS BEING MADE BY 22NW AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH 22NW IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

22NW URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE MEETING OR BY VOTING IN PERSON AT THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Meeting—This Proxy Statement and our WHITE proxy card are available at www.saratogaproxy.com/DRTT

______________________________

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IMPORTANT

Your vote is important, no matter how few Common Shares you own. 22NW urges you to sign, date, and return the enclosed WHITE proxy card today to vote FOR the election of the Nominees and in accordance with 22NW’s recommendations on the other proposal(s) on the agenda for the Meeting.

•	If your Common Shares are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to 22NW, c/o Saratoga Proxy Consulting LLC (“Saratoga”), in the enclosed postage-paid envelope today.
•	If your Common Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Common Shares, and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Common Shares on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our six (6) Nominees only on our WHITE proxy card. So please make certain that the latest dated proxy card you return is the WHITE proxy card.

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If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of 22NW’s proxy materials,

please contact Saratoga at the phone numbers listed below.

Shareholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

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BACKGROUND TO THE SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

•	The 22NW Parties (as defined below) have continuously been shareholders of DIRTT since March 2020.
•	On March 25, 2020, representatives of 22NW participated in a telephone call with Kimberly MacEachern, the Head of Investor Relations at DIRTT, among others, to introduce 22NW as shareholders of the Company and to discuss the Company’s liquidity amid the COVID-19 pandemic.
•	On May 12, 2020, representatives of 22NW participated in a telephone call with Kevin O’Meara, the President and Chief Executive Officer of DIRTT, and Geoff Krause, the Chief Financial Officer of DIRTT, to discuss the Company’s first quarter 2020 financial results.
•	On June 16, 2020, representatives of 22NW participated in a telephone call with Messrs. O’Meara and Krause to inquire about Mogens Smed’s, the former Chief Executive Officer of the Company, new venture, Falkbuilt Ltd., and the impact it may have upon DIRTT.
•	On July 1, 2020, representatives of 22NW had an additional telephone call with Messrs. O’Meara and Krause to further discuss Falkbuilt Ltd.
•	On July 30, 2020, representatives of 22NW participated in a telephone call with Messrs. O’Meara, Mr. Krause, and Steve Parry, a director and the former Chairman of the Board of DIRTT, to discuss the recent resignation of Jack Elliott from the Board, as well as DIRTT’s recent operating results.
•	On November 9, 2020, representatives of 22NW participated in a telephone call with Messrs. O’Meara and Krause to discuss the Company’s third quarter 2020 financial results.
•	On November 30, 2020, representatives of 22NW participated in a telephone call with Messrs. O’Meara and Mr. Krause to discuss the Company’s litigation strategy and distributor partnership changes.
•	On January 7, 2021, representatives of 22NW participated in a telephone call with Messrs. O’Meara and Krause to discuss the Company’s convertible debenture issuance announced that morning.
•	On February 12, 2021, 22NW filed an initial Schedule 13G disclosing beneficial ownership of 9.85% of the outstanding Common Shares.
•	On February 25, 2021, representatives of 22NW participated in a telephone call with Messrs. O’Meara and Krause to discuss the Company’s fourth quarter 2020 financial results.
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•	On March 8, 2021, representatives of 22NW participated in a “Cost of Ownership” tool demonstration with Brandon Jones, the Vice President, Strategy of DIRTT. Ms. MacEachern invited other DIRTT shareholders to also participate in the demonstration.
•	On April 30, 2021, representatives of 22NW discussed the Company’s Board composition with Messrs. O’Meara and Krause, following the Company’s recent announcement that Jim Lynch and Diana Rhoten had been appointed to the Board.
•	On May 6, 2021, representatives of 22NW participated in a telephone call with Messrs. O’Meara and Krause to discuss the Company’s first quarter 2021 financial results.
•	On June 10, 2021, representatives of 22NW attended an investor tour of DIRTT’s facility in Rock Hill, South Carolina with Mr. O’Meara.
•	On June 17, 2021, representatives of 22NW met with Mr. O’Meara at the Company’s Dallas DXC facility, to discuss, among other things, DIRTT’s channel partner and go-to-market strategy.
•	On August 5, 2021, representatives of 22NW participated in a telephone call with Messrs. O’Meara and Krause to discuss the Company’s second quarter 2021 financial results.
•	Also on August 5, 2021, Mr. English called Mr. O’Meara to request an opportunity to meet with Mr. O’Meara and Todd Lillibridge, the new Chairman of the Board.
•	On August 12, 2021, 22NW filed an amendment to its Schedule 13G, disclosing beneficial ownership of 18.4% of the outstanding Common Shares.
•	On August 13, 2021, representatives of 22NW participated in a telephone call with Messrs. O’Meara and Krause to discuss the Company’s ESG materials and marketing plans.
•	On August 23, 2021, Mr. English and Ms. MacEachern exchanged emails discussing the recent significant rise in short interests in DIRTT during the previous two weeks as reported by Bloomberg.
•	On August 31, 2021, Mr. Mitchell had a follow-up telephone call with Mr. O’Meara to further discuss the Company’s second quarter 2021 financial results reported on August 5, 2021.
•

On September 10, 2021, Mr. English had an approximately 3-hour in-person meeting with Messrs. O’Meara and Lillibridge in Jackson Hole, Wyoming to discuss 22NW’s views and concerns with respect to the Company, including, among others, (i) the Board’s lack of material ownership in the Company, (ii) the lack of shareholder representation on the Board, (iii) the Company’s capital allocation, (iv) the emerging Delta variant of COVID-19 and its potential impact on the Company’s business, (v) the Company’s lack of pipeline transparency, (vi) how to improve the Company’s investor relations efforts, (vii) the Company’s proposed shareholder rights agreement and 22NW’s opposition thereto and (viii) the composition of the Board.

•	On September 17, 2021, Mr. English participated in a telephone call with Mr. O’Meara to further discuss the September 10th meeting.
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•	On September 21, 2021, Mr. O’Meara called Mr. English to provide an update on the Company’s governance process.
•	On October 5, 2021, Mr. Mitchell participated in an in-person meeting with Mr. O’Meara, Jennifer Warawa, the Chief Commercial Officer of DIRTT and other DIRTT employees, at the Connext conference in Chicago, Illinois to discuss product development and to continue their discussions concerning DIRTT’s channel partner and go-to-market strategy.
•	On October 6, 2021, Mr. English sent a courtesy email to Messrs. O’Meara and Lillibridge to give them notice that 22NW was planning to convert its Schedule 13G beneficial ownership filing to a Schedule 13D filing shortly.
•	On October 7, 2021, 22NW filed an initial Schedule 13D, disclosing beneficial ownership of 18.4% of the outstanding Common Shares and that 22NW had previously engaged with the Board and that it intended to continue to engage with the Board in order to enhance shareholder value.
•	On October 8, 2021, 22NW issued a press release announcing that it will cease to file reports for DIRTT in accordance with the alternative monthly reporting system under Part 4 of National Instrument 62-103 (Canada). The same day, 22NW filed a report on Form 62-103F2 of National Instrument 62-103 disclosing that it will cease to file reports for DIRTT in accordance with the alternative monthly reporting system under Part 4 of National Instrument 62-103.

•	Also on October 8, 2021, Mr. English emailed Messrs. O’Meara and Lillibridge to provide them with a courtesy copy of 22NW’s October 8, 2021 press release.
•

On October 11, 2021, Mr. English participated in a telephone call with Mr. Lillibridge as a follow-up to their September 10, 2021 meeting and to further discuss the composition of the Board, including Mr. English’s potential appointment to the Board.

•	On November 4, 2021, representatives of 22NW participated in a telephone call with Messrs. O’Meara and Krause to discuss the Company’s third quarter 2021 financial results.
•	On November 5, 2021, representatives of 22NW conducted a follow-up telephone call with Messrs. O’Meara and Krause regarding the third quarter 2021 financial results reported on November 4, 2021.
•	Also on November 5, 2021, Mr. English participated in a telephone call with Mr. Lillibridge and Denise E. Karkkainen, the Chair of the Company’s Nominating and Governance Committee, to discuss Mr. English potentially being appointed to the Board. Mr. English informed Mr. Lillibridge and Ms. Karkkainen that 22NW intended to submit a requisition for a special meeting to remove and replace multiple directors if his request for appointment was rejected.
•	On November 9, 2021, representatives of 22NW participated in a telephone call with Messrs. O’Meara and Krause to reiterate its opposition to a potential dilutive capital raise.
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•	On November 12, 2021, Mr. English participated in a telephone call with Mr. Lillibridge and Ms. Karkkainen to further discuss Mr. English being appointed to the Board. Mr. Lillibridge and Ms. Karkkainen indicated that the Board declined to appoint Mr. English.
•	On November 16, 2021, pursuant to Section 142 of the ABCA, 22NW delivered the Requisition for a special meeting of shareholders of DIRTT to be held no later than January 21, 2022 to remove six of the eight current directors on the Board, including Mr. Lillibridge, Ms. Karkkainen, Mr. Parry, Ms. Rhoten, Shauna King and Jim Lynch (the “Incumbent Directors”), and replace them with the Nominees.
•	On November 17, 2021, 22NW issued a press release announcing the Requisition.
•	Also on November 17, 2021, 22NW filed an Early Warning Report on Form 62-103F1 of National Instrument 62-103 discussing the Requisition.
•	Also on November 17, 2021, 22NW sent a letter to Charles R. Kraus, Senior Vice President, General Counsel and Secretary of DIRTT, to requisition a list of shareholders and a list of non-objecting beneficial owners of DIRTT pursuant to the ABCA and applicable Canadian securities laws.
•	On November 18, 2021, 22NW filed an amendment to its Schedule 13D, disclosing beneficial ownership of 18.9% of the outstanding Common Shares and the submission of the Requisition and the nomination of the Nominees.
•	On November 22, 2021, 22NW filed an Information Circular on SEDAR containing the resolutions to remove the Incumbent Directors of DIRTT and to elect the Nominees to the Board, as well as certain background information concerning the Nominees and 22NW.
•	Also on November 22, 2021, counsel for 22NW delivered a cover letter and copy of the Information Circular to Mr. Kraus and to PwC, DIRTT’s auditor.
•	On November 26, 2021, counsel to DIRTT delivered a letter to counsel to 22NW informing them that they were tasked by the Board with investigating whether 22NW had been acting jointly with other shareholders and requesting information from 22NW regarding any previous relationships or contact with other shareholders of DIRTT by 22NW or Mr. English.
•	On November 29, 2021, counsel to 22NW delivered a letter to counsel for DIRTT responding to DIRTT’s November 26 letter directing DIRTT’s counsel to 22NW’s public filings, which accurately disclose that 22NW had not been and did not intend to act jointly with any other 22NW shareholders other than as disclosed therein (that is, 22NW’s affiliated entities).
•

On December 7, 2021, the Company issued a press release announcing that, in response to the Requisition, the Board had decided to call a joint special and annual meeting to be held on April 26, 2022, more than three months after the latest date for the meeting requested by 22NW in the Requisition, being January 21, 2022, and alleged that 22NW did not propose any new business or strategy at the Meeting warranting an earlier special meeting.

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•	Also on December 7, 2021, the Board announced that it had adopted a shareholder rights plan (the “Poison Pill”), triggered upon an “Acquiring Person” (as defined under the Poison Pill) acquiring beneficial ownership of 20% or more of the outstanding Common Shares.
•	On December 8, 2021, counsel to DIRTT sent a letter to the Alberta Securities Commission (the “ASC”) requesting enforcement action against 22NW and 726 BC LLC for alleged violations of securities law (the “Complaint”).
•	On December 9, 2021, 22NW issued a press release announcing that it was attempting to reach a constructive settlement with DIRTT by means of publicly submitting a term sheet for a settlement proposal (the “Proposal”) under which Mr. Lillibridge, Ms. Karkkainen and Mr. Parry would retire from the Board and be replaced by Mr. English, Mr. Sanders and Mr. Robinson. Under the Proposal, 22NW would agree to support the Board’s director nominees at the Meeting, which would remain at eight, and would withdraw the Requisition.
•	On December 10, 2021, counsel to DIRTT sent an email to counsel to 22NW notifying them that a special committee of independent directors (the “Special Committee”) of the Board would be issuing a press release that morning to the effect that the Special Committee would not conduct settlement negotiations through press releases and that, in its view, the term sheet of the Proposal was not an appropriate starting point. Also on December 10, the Special Committee issued the referenced press release.
•	On December 15, 2021, the Proposal expired.
•	On December 16, 2021, counsel to 22NW submitted a response letter to the ASC refuting DIRTT’s allegations in the Complaint and denying any allegations of violations of Canadian securities law.
•	On December 21, 2021, 22NW issued a press release providing an update on the Requisition and the Company’s actions since its submission.
•	On December 23, 2021, 22NW filed its preliminary proxy statement in connection with the Meeting.
•	On December 31, 2021, counsel to DIRTT sent a letter to the ASC to supplement the Complaint and alleging certain misstatements and omissions in 22NW’s preliminary proxy statement.
•	On January 4, 2022, counsel to DIRTT emailed counsel to 22NW advising that the Special Committee was prepared to have discussions with 22NW.
•	On January 5, 2022, 22NW filed a revised preliminary proxy statement.
•	On January 6, 2022, 22NW issued a press release providing an update on the Requisition and the Company’s actions since its submission, including the supplement to the Complaint. 22NW noted that its Canadian counsel advised counsel to the Special Committee that 22NW is prepared to have discussions with the Special Committee regarding a potential settlement, provided that the baseless Complaint is withdrawn and the Board commits not to squandering shareholder capital by pursuing frivolous actions against DIRTT’s own shareholders.
•	On January 7, 2022, 22NW filed this definitive proxy statement.

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REASONS FOR THE SOLICITATION

22NW is the largest shareholder of the Company, owning approximately 18.9% of the Company’s outstanding Common Shares, and we have significant concerns regarding DIRTT’s poor corporate governance, high cash burn and perpetual underperformance. After performing extensive diligence with respect to DIRTT (including by, among other methods, building detailed financial models, conducting network calls with competitors, former employees and customers and reviewing the Company’s public filings since inception), as well as attempting to substantively engage with the Board without success, we have concluded that the Board appears more interested in entrenching themselves than substantively engaging with its shareholders. Rather than promptly and meaningfully engaging with us with respect to our recent Requisition, the Board decided to file, in our view, a flimsy complaint against 22NW based almost entirely on conjecture with the ASC and to defensively adopt the Poison Pill triggered upon the acquisition of 20% or more of the voting stock of the Company. We view these reactionary actions as poor corporate governance – with the Poison Pill seemingly targeted directly at 22NW’s approximate 19% holdings.

We believe an immediate reconstitution of the Board is needed to bring fresh perspectives to the Company’s boardroom and more closely align the Board’s interests with those of its shareholders. DIRTT’s shareholders deserve to have a responsive and communicative Board who will endeavor to ameliorate DIRTT’s weak operational performance and create value for all stakeholders.

DIRTT’s Share Price has Significantly Declined, and it has Consistently Underperformed its Peers

DIRTT’s revenues have consistently declined over the past several years and this year was no different, as confirmed by the Company’s reported third-quarter earnings report released on November 3, 2021 (the “Q3 Earnings Report”). As disclosed in the earnings report, DIRTT missed its consensus revenue and earnings estimates by wide margins. In addition, DIRTT’s revenue declined by 26% year over year,4 while its competitors and the industry at large have experienced a positive inflection. Based on prior discussions with DIRTT’s management, 22NW believes that MillerKnoll, Inc. (NASDAQ: MLKN), a producer of office furniture, equipment and home furnishings, and Steelcase Inc. (NYSE: SCS), a US-based furniture company, are the most relevant peers for DIRTT. While DIRTT’s revenues were down 26% year over year for Q3 2021, MLKN and SCS have reported positive inflections and are seeing revenue growth and positive earnings.5

Further, despite the Company’s share price briefly peaking in August of 2021, DIRTT’s share price has now plummeted by 60%6 in the last four months. Over the past five years, the Company’s share value has likewise declined by 60% and has significantly lagged behind major indices:

4 As reported in DIRTT’s Quarterly Report on Form 10-Q filed with the SEC on November 3, 2021.

5 See MLKN’s Second Quarter Fiscal 2022 Results, as filed as Ex. 99.1 to MLKN’s Current Report on Form 8-K filed with the SEC on January 4, 2022 (reporting a 26.4% increase in quarterly orders year over year organically); SCS’s Quarterly Report on Form 10-Q filed with the SEC on December 20, 2021 (reporting a 19.5% increase in revenue year over year).

6 Based on a closing price of $4.88 on August 2, 2021 and $1.95 on December 22, 2021.

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DIRTT: Total Shareholder Returns

Exchange: Ticker	Description	Currency	1-Year TSR	3-Year TSR	5-Year TSR
NASDAQ:DRTT	DIRTT Environmental Solutions Ltd.	USD	-12.2%	N/A	N/A
TSX:DRT	DIRTT Environmental Solutions Ltd.	CAD	-11.6%	-57.4%	-60.0%
NYSE:IWM	iShares Russell 2000 ETF	USD	12.6%	78.1%	73.3%
TSX:XCS	iShares S&P/TSX SmallCap Index ETF	CAD	21.1%	61.3%	33.8%

NASDAQ:DRTT’s Relative Performance to:
NYSE:IWM	iShares Russell 2000 ETF	USD	-24.8%	N/A	N/A
TSX:DRT’s Relative Performance to:
TSX:XCS	iShares S&P/TSX SmallCap Index ETF	CAD	-32.7%	-118.7%	-93.8%

Source: Bloomberg. Calculated as of December 22, 2021.

We believe these weak results and sharp decline in shareholder value are due to management’s poor execution, lack of a clear cohesive strategy and ineffective oversight by DIRTT’s Board. We believe DIRTT’s shareholders need a Board that will work to hold management responsible for the Company’s performance.

DIRTT is Burning Cash and Diluting Shareholders

As disclosed in the Q3 Earnings Report, DIRTT had a “cash burn,” or negative combined cash flow from operations and investing activities, of approximately $14 million during the third quarter of 2021. As reported in the Company’s public filings and related earnings reports, except for one quarter in 2020, the Company has not reported a positive combined cash flow from operations and cash flow from investing activities since June of 2019.

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We believe this “cash burn” has strained the Company’s liquidity position and directly led to DIRTT’s November 15, 2021 issuance of the 6.25% convertible unsecured subordinated debentures in an aggregate amount of up to $35 million (the “6.25% 2026 Debentures”). The 6.25% 2026 Debentures are convertible into common shares of DIRTT at the option of the holder at any time prior to their December 31, 2026 maturity date – potentially diluting DIRTT’s existing shareholders and further reducing the value of the Common Shares. The issuance of the 6.25% 2026 Debentures represents DIRTT’s second convertible issuance in less than a year – in our view, this level of high cash burn and the resulting dilution to shareholders is unacceptable. In addition, the 6.25% 2026 Debenture offering was undersubscribed for a month, which we believe is reflective of the market’s widespread opposition to the transaction and lack of faith that the Board and management will utilize the resulting cash flow effectively.

We Believe DIRTT’s Board Has Poor Shareholder Communications Policies and Lacks Alignment with its Shareholders

DIRTT and its Board appear content to keep its shareholders in the dark and to refuse to actively engage to address their concerns. Out of a group of nearly 40 public companies in the building products and infrastructure/construction industries that we believe are peers to the Company,8 DIRTT is only one of two companies that do not disclose quantitative metrics around its pipeline. We believe additional disclosure surrounding a company’s pipeline is industry standard for construction and building products companies. Multiple stakeholders have requested improved disclosure surrounding these metrics from the Company’s management and these requests have thus far been ignored.

7 Company’s public filings; S&P Capital IQ.

8 Aecon Group Inc.; Apogee Enterprises, Inc.; Bird Construction Inc.; Comfort Systems USA, Inc.; Construction Partners, Inc.; Cornerstone Building Brands, Inc.; Dycom Industries, Inc.; Enerflex Ltd.; Exterran Corporation; Fluor Corporation; Gibraltar Industries, Inc.; Granite Construction Incorporated; Great Lakes Dredge & Dock Corporation; Hill International, Inc.; HNI Corporation; IES Holdings, Inc.; KBR, Inc.; Kimball International, Inc.; Knoll, Inc.; L.B. Foster Company; MasTec, Inc.; Matrix Service Company; MillerKnoll, Inc.; MYR Group Inc.; North American Construction Group Ltd.; NV5 Global, Inc.; Orion Group Holdings, Inc.; Primoris Services Corporation; Quanta Services, Inc.; Shawcor Ltd.; Simpson Manufacturing Co., Inc.; SNC-Lavalin Group Inc.; Stantec Inc.; Steelcase Inc.; Sterling Construction Company, Inc.; Tecnoglass Inc.; Tutor Perini Corporation; WSP Global Inc.

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In addition, 22NW has attempted to meaningfully engage with the Board on several occasions to express its concerns with respect to the Company’s trajectory as DIRTT’s largest shareholder, including the submission of a proposed settlement term sheet. Instead of engaging in a constructive dialogue, the Board has rebuffed 22NW’s attempts – choosing instead to file a complaint with the ASC against 22NW alleging potential breaches of securities laws by 22NW in an apparent attempt to attack 22NW’s credibility and to distract shareholders from 22NW’s valid Requisition and decision to hold a combined special and annual meeting more than five months from the date 22NW delivered the Requisition. 22NW believes that the Company did not respond satisfactorily to the Requisition, and reserves all rights with respect to the Requisition.

Further, 22NW believes that having direct shareholder representatives on the Board is one of the most effective ways to ensure that the Board’s interests are aligned with those of its shareholders and would create an environment that fosters good corporate governance. The Board currently holds approximately 1% of DIRTT’s outstanding Common Shares in the aggregate, and has failed, in our view, to show their faith in the Company and their leadership by purchasing additional Common Shares. On the other hand, 22NW is DIRTT’s largest shareholder, owning approximately 18.9% of the outstanding Common Shares. The Board’s track record and amount of “skin in the game” speak for themselves – the time for change is now.

The Current Board Does Not Appear to Hold Management Accountable

DIRTT’s current Board consists of a mix of long-term directors who after many years have shown themselves incapable of improving shareholder value of the Company, as shown by the sharp decline in DIRTT’s share price, and new directors who, in our view, have proven that they do not or cannot hold management accountable for the Company’s weak operational performance. During DIRTT’s Investor Day presentation on November 19th, 2019, DIRTT laid out four key pillars to success, including quoting famous management consultant Peter Drucker who said, “You can’t improve what you don’t measure.” Instead of living by this quote, DIRTT has shown neither meaningful operational improvement, nor provided investors with enhanced disclosure of how the Board is measuring success. And we believe as a result, DIRTT has continued to consistently report weak financial results. Ultimately, the Board is responsible for the oversight of the Company and these shortcomings, and we believe that shareholders and the market have lost confidence in the ability of the current Board to actively and effectively oversee management and steer the Company’s performance. We believe that recent actions by the Special Committee – specifically, the calling of a combined special and annual Meeting to be held five months after our submission of the Requisition and its refusal to meaningfully engage with or even approach 22NW after the submission of the Requisition – show that the Board, including the Special Committee, continue to be entrenched and unwilling to address shareholder concerns.

We Believe a Reconstituted Board Can Help Put DIRTT on a Path Forward to Better Communication and Superior Value Creation

In light of the issues we have summarized herein and our unsuccessful attempts at engaging constructively with the Board to enact much-needed change, we have nominated six independent director candidates that possess fresh ownership perspectives and valuable industry experience and would work to pursue value for all constituencies. We believe that our fellow shareholders deserve a Board whose interests are aligned with those of its shareholders and is committed to holding management accountable to create enduring value for all stakeholders.

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Aron R. English

Mr. English is a successful investor and public company director with significant experience in the areas of corporate governance and capital allocation. If elected to the Board, Mr. English would bring a sorely-needed shareholder perspective and a vision for enhancing the Company’s lagging corporate governance.

•	Is the founder and has served as the Portfolio Manager of 22NW LP (“22NW LP”), a Seattle-based value fund specializing in small and microcap investments with a multi-year investment horizon, since August 2014.
•	Held roles at top asset management firms and financial institutions, including Meson Capital Partners LLC and RBF Capital, LLC, where he held senior-level positions.
•	He currently serves on the Board of Directors of Anebulo Pharmaceuticals, Inc. (NASDAQ: ANEB), a clinical-stage biopharmaceutical company.
•	Is a C.F.A. Charterholder and holds a B.A. in English Literature with Honors from the University of Washington.

Cory Mitchell

Mr. Mitchell is a seasoned investor with extensive experience across the construction and building products sectors. If elected to the Board, Mr. Mitchell would bring valuable experience in the areas of capital allocation and the building products sectors.

•	Has over 10 years of experience as a professional investor.
•	Former analyst at Coe Capital Management LLC, a boutique wealth management firm, from 2014 to January 2018.
•	Former Institutional Equity Research Associate at D.A. Davidson & Co., a provider of investment banking services and equity research from 2012 to 2014.
•	Is a C.F.A. Charterholder and holds a B.S. in Finance, Investment Analysis and Economics from Colorado State University.

Kenneth Sanders

Mr. Sanders is a successful consultant and architect with extensive experience in the architecture, engineering and planning sectors. If elected to the Board, Mr. Sanders would bring valuable architecture and engineering experience to the Company.

•	Current Managing Principal of DesignIntelligence, an organization that provides strategic consulting services for architecture and engineering leaders, since January 2019.
•	Former Managing Principal of Gensler, a global architecture, design and planning firm, from 2002 to December 2018. Mr. Sanders also served as a Director of Gensler from January 2012 to February 2014.
•	He currently serves on the Boards of Directors of NELSON, an architecture, interior design, graphic design and brand strategy firm and Clarus, a leading designer and manufacturer of writable glass boards.
•	Holds a B.A. in Architecture from University of California, Berkeley.

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Douglas Edwards

Mr. Edwards is a seasoned executive, with extensive experience serving in leadership positions in the health insurance, real estate and telecommunications sectors. If elected to the Board, Mr. Edwards would bring valuable operational and management experience to the Company.

•	Current Senior Vice President, Enterprise Associate & Business Solutions of Humana Inc. (NYSE: HUM), a for-profit American health insurance company, where he has served in various roles since 2015.
•	Former Managing Director, Regional Director of the Midwest of Jones Lang LaSalle Incorporated (NYSE: JLL), a global commercial real estate services company, from 2013 to 2015, and where he served in other various roles, including Senior Vice President, Retail Project Management Platform Director and Vice President National Transition Team Lead, since 2006. During his tenure, Mr. Edwards managed operations of an approximate 10.5mm square foot real estate portfolio for Bank of America.
•	Former Senior Manager at BellSouth, LLC, an American telecommunications holding company that is now a subsidiary of AT&T Inc. (NYSE: T), from 2003 to 2005.
•	Holds a M.B.A. in General Management and International Business from the UNC-Chapel Hill Kenan-Flagler Business School and a B.S. in Civil Engineering from North Carolina State University.
•	Is a LEED Accredited Professional.

Scott Robinson

Mr. Robinson is a successful real estate investor with extensive experience in the areas of real estate finance and construction. If elected to the Board, Mr. Robinson would bring much-needed operational and industry-specific experience to the Company.

•	Current Managing Director and Co-Head Real Estate Investment Banking at Oberon Securities LLC, an investment bank, since 2013.
•	Former Interim Chief Executive Officer of FullStack Modular LLC, a merging offsite volumetric modular construction company, from December 2019 to March 2020. Mr. Robinson served on the Board of Directors of FullStack Modular LLC from July 2018 to December 2019, including as Chairman from July 2019 to December 2019.
•	Former Managing Partner of Cadence Capital Group, a financial services company, from 2009 to 2013.
•	He currently serves on the Board of Directors of Monmouth Real Estate Investment Corporation (NYSE: MNR), a real estate investment trust specializing in net leased industrial properties.
•	He currently serves as an Advisory Board Member of Market Stadium, Inc., a commercial real estate company and Arialgo Ltd., a financial services company.
•	Holds a M.S. in Real Estate Finance and Investment from New York University and B.S. in Biomedical Sciences and Economics from University of California, Riverside.

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Scott Ryan

Mr. Ryan is a lawyer and seasoned arbiter specializing in construction disputes. If elected to the Board, Mr. Ryan would bring valuable legal and construction industry experience to the Company.

•	Founding Partner and Managing Member of FR Law Group, PLLC, a boutique litigation and commercial transaction law firm.
•	Former Senior Vice President and General Counsel of Tutor Perini Corporation, Building Group (NYSE: TPC), a contractor for large-scale commercial construction projects, from 2014 to July 2017.
•	Former Director of PCR Insurance Company, from 2008 to 2012.
•	Holds a J.D. from DePaul University College of Law, and M.S. and B.S. in Construction Management from Arizona State University.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of eight (8) directors, each with a term expiring at the Meeting. We are seeking your support at the Meeting to elect our six (6) Nominees, Aron R. English, Cory J. Mitchell, Douglas A. Edwards, Scott L. Robinson, Scott C. Ryan and Kenneth D. Sanders, in opposition to the Company’s nominees. Your vote to elect the Nominees will have the legal effect of replacing six (6) incumbent directors of the Company with the Nominees. If at least five (5) of our Nominees are elected, they will constitute a majority of the members of the Board. If fewer than five (5) of our Nominees are elected, they will constitute less than a majority of the Board and there can be no guarantee that the Nominees will be able to implement any actions that they may believe are necessary to enhance shareholder value. There is no assurance that any incumbent director will serve as a director if one or more of our Nominees are elected to the Board.

This Proxy Statement is soliciting proxies to elect only 22NW’s six Nominees. Accordingly, the enclosed WHITE proxy card does not confer voting power with respect to any of the Company’s director nominees. Shareholders who return the enclosed WHITE proxy card will only be able to vote for our six Nominees and will not have the opportunity to vote for the two other seats up for election at the Meeting. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Shareholders should refer to the Company’s Proxy Statement, when available, for the names, backgrounds, qualifications, and other information concerning the Company’s director nominees.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five (5) years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Nominees. All of the Nominees are citizens of the United States of America.

Aron R. English, C.F.A., age 39, is the founder and has served as the Portfolio Manager of 22NW LP, a Seattle-based value fund specializing in small and microcap investments with a multi-year investment horizon, since August 2014. Previously, Mr. English served as the director of research at Meson Capital Partners LLC, an investment firm, from January 2014 to August 2014. Prior to that, he served as director of research at RBF Capital, LLC, a provider of wealth management and financial services, from September 2010 until December 2013, after initially serving as a research analyst at the firm from September 2008 to September 2010. Mr. English served as a research assistant at McAdams Wright Ragen Inc., an investment firm, from March 2006 until September 2008. Mr. English currently serves on the board of directors of Anebulo Pharmaceuticals, Inc. (NASDAQ: ANEB), a clinical-stage biopharmaceutical company developing novel solutions for people suffering from acute cannabinoid intoxication and substance addiction, since June 2020. Mr. English is a C.F.A. Charterholder and earned his B.A. in English Literature with Honors from the University of Washington. 22NW believes that Mr. English’s investment experience and knowledge of the capital markets will make him a valuable addition to the Board.

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Cory Mitchell, age 34, has served as a Research Analyst of 22NW LP, a Seattle-based value fund specializing in small and microcap investments with a multi-year investment horizon, since January 2018. Previously, Mr. Mitchell served as an Analyst at Coe Capital Management LLC, a boutique wealth management firm, from 2014 to January 2018. Prior to that, Mr. Mitchell served as an Institutional Equity Research Associate at D.A. Davidson & Co., a provider of investment banking service and equity research, from 2012 to 2014. Mr. Mitchell served as a Credit Risk Analyst at Clayton Fixed Income Services LLC, a provider of due diligence, underwriting and risk mitigation solutions, from 2010 to 2012. Mr. Mitchell also served as President of Summit Student Investment Fund, a student-ran investment fund where students bridge their academic coursework with professional investment experience, from 2009 to 2010. Mr. Mitchell received a B.S. in Finance, Investment Analysis and Economics from Colorado State University. Mr. Mitchell is a C.F.A. Charterholder. 22NW believes Mr. Mitchell’s 10 years’ experience as a professional investor, coupled with his extensive experience across the construction and building products sectors, will make him a valuable addition to the Board.

Ken Sanders, age 63, has served as Managing Principal of DesignIntelligence, an organization that provides strategic consulting services, thought leadership and an interconnected network for leaders in architecture and engineering, since January 2019. Prior to that, Mr. Sanders served as Managing Principal of Gensler, a global architecture, design, and planning firm, from 2002 to December 2018. Mr. Sanders served as a Partner of ZGF Architects LLP, a design firm, from 1993 to 2002. Mr. Sanders has served on the boards of directors of NELSON, an architecture, interior design, graphic design, and brand strategy firm, since September 2019 and Clarus, a leading designer and manufacturer of writable glass boards, since August 2019. Mr. Sanders previously served on the board of directors of Gensler from January 2012 to February 2014. Mr. Sanders received a B.A. in Architecture from University of California, Berkeley. 22NW believes Mr. Sanders’ experience in consulting services to architecture and engineering firms will make him a valuable addition to the Board.

Douglas Edwards, age 46, has served as Senior Vice President, Enterprise Associate & Business Solutions of Humana Inc. (NYSE: HUM), a for-profit American health insurance company, since April 2015, where he previously served as Senior Vice President, Workplace Experience from July 2019 to May 2021, Vice President, Workplace Solutions from 2016 to June 2019, and Director, Workplace Solutions from 2015 to 2016. Previously, Mr. Edwards held various roles at Jones Lang LaSalle Incorporated (NYSE: JLL), a global commercial real estate services company, including Managing Director, Regional Director of the Midwest from 2013 to 2015, Senior Vice President, Retail Project Management Platform Director from 2011 to 2013, Vice President, National Transition Team Lead from 2009 to 2011, and Senior Project Manager, Project Lead from 2006 to 2009. Prior to that, Mr. Edwards served as a Senior Manager at BellSouth, LLC, an American telecommunications holding company that is now a subsidiary of AT&T Inc. (NYSE: T), from 2003 to 2005. Mr. Edwards also served as an Engineer at The Williams Companies, Inc. (NYSE: WMB), an American energy company, from 1998 to 2001. Mr. Edwards has served on the boards of directors of Louisville Downtown Development Corporation, a non-profit organization, since June 2019, Louisville Zoological Gardens Foundation, a zoological garden, from January 2019 to December of 2021, and Goodwill Industries of Kentucky, a non-profit organization, since January 2017. Mr. Edwards has also served on the board of trustees of Lincoln Foundation, a non-profit organization that offers educational enrichment programming to youth, since January 2017. Mr. Edwards served on the board of directors of Brightside, Inc., which supports a cleaner, greener, and environmentally sustainable City of Louisville, from 2016 to January 2019. Mr. Edwards also served on the board of trustees of Speed Art Museum, a museum of art in Kentucky, from 2016 to January 2019. Mr. Edwards also served on several boards, civic engagements, and committees between 2011 and 2015 in Charlotte, NC with the Men’s Shelter of Charlotte, Mint Museum, YMCA, and the Juvenile Crime Prevention Council of Charlotte. Mr. Edwards received an M.B.A. in General Management and International Business from the UNC-Chapel Hill Kenan-Flagler Business School and a B.S. in Civil Engineering from North Carolina State University. Mr. Edwards is a LEED Accredited Professional. 22NW believes Mr. Edwards’ experience in executive roles and board experience will make him a valuable addition to the Board.

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Scott Robinson, age 51, currently serves as Managing Director and Co-Head Real Estate Investment Banking at Oberon Securities LLC, an investment bank, since 2013, and Clinical Professor at New York University, a private university, since 2008. Mr. Robinson served as Interim Chief Executive Officer of FullStack Modular LLC, a merging offsite volumetric modular construction company, from December 2019 to March 2020. Mr. Robinson served as Managing Partner of Cadence Capital Group, a financial services company, from 2009 to 2013. Mr. Robinson also served as an Equity REIT Analyst of Macquarie Group Limited (OTCMKTS: MQBKY), an Australian multinational independent investment bank and financial services company, from 2008 to 2009. Prior to that, Mr. Robinson served as Vice President of Citigroup Inc. (NYSE: C), a multinational investment bank and financial services corporation, from 2006 to 2008. Mr. Robinson served as a Senior REIT and CMBS Analyst at S&P Global Ratings, an American credit rating agency, from 1998 to 2006. Mr. Robinson also served as an Acquisitions Analyst at Advanced Real Estate, Inc., a real estate company, from 1994 to 1997. Mr. Robinson has served on the board of directors of Monmouth Real Estate Investment Corporation (NYSE: MNR), a real estate investment trust specializing in net leased industrial properties, since 2005. Mr. Robinson has served as an advisory board member of Market Stadium, Inc., a commercial real estate company, since September 2021 and Arialgo Ltd., a financial services company, since January 2021. Mr. Robinson served on the board of directors of FullStack Modular LLC from July 2018 to December 2019, including as Chairman from July 2019 to December 2019. Mr. Robinson received a M.S. in Real Estate Finance and Investment from New York University and B.S. in Biomedical Sciences and Economics from University of California, Riverside. 22NW believes Mr. Robinson’s extensive experience in real estate finance and investment, along with his public board service, will make him a valuable addition to the Board.

Scott Ryan, age 50, is a Founding Partner and Managing Member of FR Law Group, PLLC, a boutique litigation and commercial transaction law firm based in Arizona, which he co-founded in August 2017 and has served as an Arbitrator, Construction Panel of the American Arbitration Association, not-for-profit organization in the field of alternative dispute resolution, since February 2019. Previously, Mr. Ryan served as Senior Vice President and General Counsel of Tutor Perini Corporation, Building Group (NYSE:TPC), a contractor for large-scale commercial construction projects, from 2014 to July 2017. Mr. Ryan served as an Attorney at Polsinelli, a law firm, in 2014. Mr. Ryan served as a Member and Manager of Global Partners Holdings LLC, a Nevada limited liability company, from 2012 to 2014, Vice President and Secretary of PCR Insurance Company, an insurance subsidiary of Tutor Perini Corporation, from 2008 to 2012, General Counsel of Perini Building Company, an operating unit of Tutor Perini Corporation, from 2005 to 2012, Attorney at Jenkins & Gilchrist, a law practice, from 2001 to 2005, and Project Engineer at Tutor Perini Corporation from 1994 to 1998. Mr. Ryan served on the board of directors of PCR Insurance Company from 2008 to 2012. Mr. Ryan received a J.D. from DePaul University College of Law, and M.S. and B.S. in Construction Management from Arizona State University. 22NW believes Mr. Ryan’s legal expertise and experience in the construction industry will make him a valuable addition to the Board.

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The principal business address of Messrs. English and Mitchell is 1455 NW Leary Way, Suite 400, Seattle, Washington 98107. The principal business address of Mr. Edwards is 500 West Main Street, Louisville, Kentucky 40202. The principal business address of Mr. Robinson is 113 Nassau Street, #21D, New York, New York 10038. The principal business address of Mr. Ryan is 4745 N. 7th Street, Suite 310, Phoenix, Arizona 85014. The principal business address of Mr. Sanders is 338 Spear Street, #31-C, San Francisco, California 94105.

As of the date hereof, Mr. English directly beneficially owns 214,869 Common Shares. In addition and as further described herein, as the Portfolio Manager of 22NW LP, Manager of 22NW Fund GP, LLC (“22NW GP”), and President and sole shareholder of 22NW GP, Inc. (“22NW Inc.”), Mr. English may be deemed to beneficially own the 15,894,165 Shares directly beneficially owned by 22NW Fund, which, together with the 214,869 Shares he directly owns, constitutes an aggregate of 16,109,034 Shares beneficially owned by Mr. English. As of the date hereof, Mr. Mitchell directly beneficially owns 6,890 Common Shares. As of the date hereof, none of Messrs. Edwards, Robinson, Ryan or Sanders beneficially own any Common Shares.

The Common Shares purchased by Messrs. English and Mitchell were purchased with personal funds.

Each Nominee may be deemed to be a member of a “group” for the purposes of Section 13(d)(3) of the Exchange Act. Each Nominee specifically disclaims beneficial ownership of the Common Shares that he does not directly own. For information regarding purchases and sales during the past two (2) years of securities of the Company by the Nominees and the other participants in this solicitation, see Schedule I.

On November 16, 2021, 22NW Fund, 22NW, LP, 22NW Fund GP, 22NW Inc. and Mr. English (collectively, the “22NW Parties”), Ryan W. Broderick, Bryson O. Hirai-Hadley, Alexander B. Jones, Mr. Mitchell, Mr. Edwards, Mr. Robinson, Mr. Ryan and Mr. Sanders (collectively, the “Group”) entered into a group agreement (the “Group Agreement”) pursuant to which, among other things, the parties agreed (i) to seek representation on the Board, including taking all necessary and advisable action for the election of the Nominees at the Meeting, (ii) not to purchase or sell securities of the Company or otherwise increase or decrease their economic exposure to or beneficial ownership over the securities of the Company such that it would require the Group or any member thereof to make any regulatory filings without the prior written consent of the 22NW Parties and (iii) that the 22NW Parties would bear all pre-approved expenses incurred in connection with the Group’s activities.

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Each of Messrs. Mitchell, Edwards, Robinson, Ryan and Sanders, has granted Mr. English a power of attorney to execute certain SEC filings and other documents in connection with the solicitation of proxies from the Company’s shareholders in connection with the Meeting and any related transactions.

22NW believes that each Nominee presently is, and if elected as a director of the Company, each of the Nominees would be, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, 22NW acknowledges that no director of a NASDAQ listed company qualifies as “independent” under the NASDAQ listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, 22NW acknowledges that if any Nominee is elected, the determination of the Nominee’s independence under the NASDAQ listing standards ultimately rests with the judgment and discretion of the Board. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

Other than as stated herein, there are no arrangements or understandings between the members of the Group or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each Nominee to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Meeting. None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

We do not expect that any of the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the Common Shares represented by the enclosed WHITE proxy card will be voted for substitute nominee(s), to the extent duly nominated and not otherwise prohibited under the Amended and Restated By-Law No. 1 (the “Bylaws”) and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and Common Shares represented by the enclosed WHITE proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of 22NW that any attempt to increase the size of the current Board constitutes an unlawful manipulation of the Company’s corporate machinery.

If 22NW is successful in obtaining shareholder approval for the election of five (5) or more of the Nominees at the Meeting, then a change of control of the Board may be deemed to have occurred under certain of the Company’s material contracts. Based on a review of the Company’s material contracts and agreements, as publicly filed, such a change of control may trigger certain change of control provisions or payments contained therein as further described below.

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Pursuant to the Company’s Amended and Restated Incentive Stock Option Plan, amended and restated on August 2, 2017 (the “Option Plan”), a “change of control” may be deemed to have occurred if during any twelve (12) month period, a majority of the members of the Board are replaced by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election. The Option Plan contains a “double-trigger” accelerated vesting provision for unvested Options (as defined in the Option Plan) granted thereunder. Pursuant to the Option Plan, if the employment or engagement of an Option Holder or Agent (each as defined in the Option Plan) is terminated by the Company without Cause (as defined in the Option Plan) or if the Option Holder or Agent resigns with Good Reason (as defined in the Option Plan), then all unvested Options held by such Option Holder or Agent shall immediately vest and the expiration date of such Options shall be the sixtieth (60th) day following the date of such termination or resignation. Pursuant to the Option Plan, the committee of the Board appointed in accordance with the Option Plan (the “Committee”) may accelerate the vesting of one or more Option at any time, including upon the occurrence of a change of control. In addition, under the Option Plan, in the event of a change of control, the Board has the power to change or modify the terms of the Options as long as such changes are not adverse to the Option Holder or to assist the Option Holder to tender into a takeover bid and to terminate any Options not exercised following the successful completion of a change of control.

Pursuant to the Company’s Long Term Incentive Plan, with an effective date of May 22, 2020 (the “LTIP”), a “change of control” may be deemed to have occurred if during any twelve (12) month period, a majority of the members of the Board are replaced by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election. The LTIP contains a “double-trigger” accelerated vesting provision for unvested Awards (as defined in the LTIP) granted thereunder. Pursuant to the LTIP, if a Participant’s (as defined in the LTIP) service, consulting relationship or employment is terminated by the Company without Cause (as defined in the LTIP) or if the Participant resigns with Good Reason (as defined in the LTIP), then the vesting and exercisability of all Awards then held by such Participant will be accelerated in full and the expiration date of certain Awards shall be the earlier of the date such Awards would otherwise expire and the sixtieth (60th) day following such termination or resignation.

Pursuant to the Executive Employment Agreement between the Company and Kevin O’Meara dated September 8, 2018, Mr. O’Meara has been granted three tranches of Options pursuant to the Option Plan, for an aggregate amount of up to 2,475,000 Common Shares. To the extent a change of control occurs under the Option Plan prior to the 59th month anniversary of the Grant Date (September 8, 2018), then the second and third tranches shall vest immediately after close of trading on the last trading day prior to the consummation of the change of control, subject to certain valuation requirements.

22NW intends to request that the Board, under its discretionary authority under certain of the Company’s material agreements, facilitate the exercise of the shareholder franchise by “endorsing” the Nominees or approving of the Nominees’ nomination for purposes of such agreements prior to the Meeting.

WE URGE YOU TO VOTE “FOR” THE ELECTION OF THE NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

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PROPOSAL NO. 29

APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s Proxy Statement, the Audit Committee of the Board has recommended that PwC be appointed as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022, and that the remuneration of PwC for such year be fixed by the Board. The Company is submitting its recommendation of PwC for approval by the shareholders at the Meeting.

According to the Company’s Proxy Statement, the appointment of PwC as the Company’s independent registered public accounting firm must be approved by a plurality of votes cast, which means the proposal may be approved by any one or more shareholders voting “FOR” such proposal.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE APPROVAL OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022, AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

9 As of the date of this Proxy Statement, the Company’s Proxy Statement for the Meeting has not yet been filed with the SEC. Accordingly, the proposals and proposal numbers in this Proxy Statement may not reflect all of the proposals to be considered by the Company’s shareholders at the Meeting and may not correspond to the proposal numbers that will be used in the Company’s Proxy Statement. Once the Company publicly discloses this information, we intend to supplement this Proxy Statement to update this Proxy Statement to reflect the Company’s agenda of proposals to be submitted for shareholder consideration at the Meeting and to supplement this Proxy Statement to disclose any omitted information and make any other necessary updates and file revised definitive materials with the SEC.

23

VOTING AND PROXY PROCEDURES

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Meeting. Shareholders who sell their Common Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Meeting even if they sell such shares after the Record Date. Based on publicly available information, 22NW believes that the only outstanding class of securities of the Company entitled to vote at the Meeting is the Common Shares.

Common Shares represented by properly executed WHITE proxy cards will be voted at the Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees and FOR the ratification of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, at a remuneration to be fixed by the Board, and in the discretion of the persons named as proxies on all other matters as may properly come before the Meeting, as described herein.

According to the Company’s Proxy Statement for the Meeting, the current Board intends to nominate eight (8) candidates for election as directors at the Meeting. This Proxy Statement is soliciting proxies to elect only our six (6) Nominees as directors. Accordingly, the enclosed WHITE proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees. The participants in this solicitation intend to vote the 22NW Shares in favor of the Nominees. Shareholders should refer to the Company’s Proxy Statement, when available, for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

While we currently intend to vote all of the 22NW Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the 22NW Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all shareholders. We would only intend to vote some or all of the 22NW Shares for some or all of the Company’s director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that by voting the 22NW Shares we could help elect the Company nominee(s) that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all shareholders. Shareholders should understand, however, that all Common Shares represented by the enclosed WHITE proxy card will be voted at the Meeting as marked.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of Common Shares that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Meeting, the presence, in person or by proxy, of two or more shareholders representing at least 33-1/3% of the voting power of outstanding Common Shares on the Record Date will constitute a quorum for the transaction of business.

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Abstentions and “broker non-votes” will be counted for the purpose of determining the presence or absence of a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Meeting on any of the proposals.

If you are a shareholder of record, you must deliver your vote by mail, attend the Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the proposals at the Meeting. Accordingly, unless you vote via proxy card or provide instructions to your broker, your Common Shares will count for purposes of attaining a quorum, but will not be voted on the proposals.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The election of each director nominee must be approved by a plurality of votes cast, which means the eight (8) directors receiving the highest number of “FOR” votes will be elected. If you select “WITHHOLD” with respect to the election of a nominee, your vote will not be counted as a vote cast for the purposes of electing such nominee. The total votes cast with respect to this proposal under the Company’s plurality voting requirement will exclude abstentions, broker non-votes and failures to vote with respect to that nominee’s election. Shareholders do not have the right to cumulative voting in the election of directors.

Appointment Of The Independent Registered Public Accounting Firm ─ According to the Company’s Proxy Statement, the proposal to appoint PwC as the Company’s independent registered public accounting firm must be approved by a plurality of votes cast, which means the proposal may be approved by any one or more shareholders voting “FOR” such proposal. For purposes of this proposal, votes cast at the Meeting include only those votes cast “FOR” the appointment of the proposed independent registered public accounting firm. You may either vote “FOR” or “WITHHOLD” your vote with respect to the appointment of the proposed independent registered public accounting firm. If you vote “FOR” the appointment of the proposed independent registered public accounting firm, your vote will be cast accordingly. If you select “WITHHOLD,” your vote will not be counted as a vote cast for purposes of appointing the proposed independent registered public accounting firm.

Under applicable Canadian law, none of the holders of Common Shares are entitled to appraisal rights in connection with any matter to be acted on at the Meeting. If you sign and submit your WHITE proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with 22NW’s recommendations specified herein and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the Meeting.

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REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise in any manner permitted by law, including by attending the Meeting and voting in person (although, attendance at the Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.

The revocation may be delivered either to 22NW in care of Saratoga at the address set forth on the back cover of this Proxy Statement or to the Company at 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or any other address provided by the Company, including the Company’s transfer agent, Computershare Trust Company of Canada (“Computershare”). Although a revocation is effective if delivered to the Company or Computershare, we request that either the original or photostatic copies of all revocations be mailed to 22NW in care of Saratoga at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the shares entitled to be voted at the Meeting. Additionally, Saratoga may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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NOTICE TO CANADIAN SHAREHOLDERS

DIRTT is a corporation governed by the Exchange Act, as well as the ABCA and applicable Canadian securities laws. The solicitation of proxies contemplated in this Proxy Statement is being effected in accordance with U.S. securities laws.

This Proxy Statement is not being used to solicit Canadian Shareholders. 22NW has filed a Proxy Circular with the Canadian Securities Administrators on SEDAR. Canadian Shareholders should refer to the Proxy Circular and any supplements, amendments or restatements thereof filed with SEDAR.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by 22NW. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

22NW has entered into an agreement with Saratoga for solicitation and advisory services in connection with this solicitation, for which Saratoga will receive a fee not to exceed $100,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. 22NW has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Common Shares they hold of record. 22NW will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Saratoga will employ approximately 15 persons to solicit shareholders for the Meeting.

The entire expense of soliciting proxies is being borne by 22NW. Costs of this solicitation of proxies are currently estimated to be approximately $700,000 (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). 22NW estimates that through the date hereof its expenses in connection with this solicitation are approximately $275,000. To the extent legally permissible, if 22NW is successful in its proxy solicitation, 22NW intends to seek reimbursement from the Company for the expenses it incurs in connection with this solicitation. 22NW does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

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ADDITIONAL PARTICIPANT INFORMATION

The participants in the proxy solicitation are 22NW Fund, 22NW LP, 22NW GP, 22NW Inc., Ryan W. Broderick, Bryson O. Hirai-Hadley, Alexander B. Jones and the Nominees (each a “Participant” and collectively, the “Participants”).

Each of 22NW Fund, 22NW LP and 22NW GP is a Delaware limited partnership. 22NW Inc. is a Delaware S Corporation. Messrs. English, Broderick, Hirai-Hadley and Jones are citizens of the United States.

The principal business of 22NW Fund is investing in securities. The principal business of 22NW LP is serving as the investment manager of 22NW Fund. The principal business of 22NW GP is serving as the general partner of 22NW Fund. The principal business of 22NW Inc. is serving as the general partner of 22NW LP. Mr. English is the Portfolio Manager of 22NW LP, Manager of 22NW GP and President and sole shareholder of 22NW Inc. Messrs. Broderick, Hirai-Hadley and Jones are Research Analysts at 22NW LP.

The principal business address of each of 22 NW Fund, 22NW LP, 22NW GP, 22NW Inc. and Messrs. English, Broderick, Hirai-Hadley and Jones is 1455 NW Leary Way, Suite 400, Seattle, Washington 98107.

As of the date hereof, 22NW Fund directly beneficially owns 15,894,165 Common Shares. As the investment manager of 22NW Fund, 22NW LP may be deemed to beneficially own the 15,894,165 Common Shares directly beneficially owned by 22NW Fund. As the general partner of 22NW Fund, 22NW GP may be deemed to beneficially own the 15,894,165 Common Shares directly beneficially owned by 22NW Fund. As the general partner of 22NW LP, 22NW Inc. may be deemed to beneficially own the 15,894,165 Common Shares directly beneficially owned by 22NW Fund. As of the date hereof, Mr. English directly beneficially owns 214,869 Common Shares. Mr. English, as the Portfolio Manager of 22NW LP, Manager of 22NW GP, and President and sole shareholder of 22NW Inc., may be deemed to beneficially own the 15,894,165 Common Shares directly beneficially owned by 22NW Fund, which, together with the 214,869 Common Shares he directly owns, constitutes an aggregate of 16,109,034 Common Shares beneficially owned by Mr. English. As of the date hereof, Mr. Broderick directly beneficially owns 5,675 Common Shares. As of the date hereof, Mr. Hirai-Hadley directly beneficially owns 1,250 Common Shares. As of the date hereof, Mr. Jones directly beneficially owns 1,200 Common Shares. As of the date hereof, Mr. Mitchell directly beneficially owns 6,890 Common Shares.

Each Participant in this solicitation is a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act. The Group may be deemed to beneficially own the 16,124,049 Common Shares owned in the aggregate by all of the Participants in this solicitation. Each Participant in this solicitation disclaims beneficial ownership of the Common Shares that he or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two (2) years by the Participants, see Schedule I.

The Common Shares purchased by 22NW Fund were purchased with working capital. The Common Shares purchased by Messrs. English, Broderick, Hirai-Hadley and Jones were purchased with personal funds.

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Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Company during the past two (2) years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Meeting.

There are no material proceedings to which any Participant or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years.

OTHER MATTERS AND ADDITIONAL INFORMATION

22NW is unaware of any other matters to be considered at the Meeting. However, should other matters, which 22NW is not aware of at a reasonable time before this solicitation, be brought before the Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

SHAREHOLDER PROPOSALS

According to the Company’s Proxy Statement, the Company is subject both to the rules of the SEC under the Exchange Act and the provisions of the ABCA with respect to shareholder proposals. As set out under the ABCA and in the rules of the SEC under the Exchange Act, simply submitting a shareholder proposal does not guarantee its inclusion in the management information circular and proxy statement, because compliance with applicable law is a prerequisite for inclusion.

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A shareholder proposal submitted pursuant to the rules of the SEC under Rule 14a-8 of the Exchange Act for inclusion in the management information circular and proxy statement distributed to shareholders prior to the 2023 annual meeting of shareholders (the “2023 Annual Meeting”), other than in respect of the nomination of directors, must be received by the Company no later than 120 days prior to the date the Company’s Proxy Statement is first mailed to shareholders in connection with the Meeting and must comply with the requirements of Rule 14a-8 of the Exchange Act.

The ABCA permits certain eligible shareholders and beneficial owners of shares to submit shareholder proposals to the Company, which may be included in the Company’s management information circular and proxy statement. To be considered for inclusion in the management circular and proxy statement for the annual meeting of shareholders, any such shareholder proposal under the ABCA must be received by the Company at least 90 days before the anniversary date of the last annual meeting of shareholders, or January 26, 2023, for the inclusion in the management information circular and proxy statement distributed to shareholders prior to the 2023 Annual Meeting.

Under the advance notice provisions of the Bylaws, a shareholder who intends to nominate one or more persons for election as directors at the 2023 Annual Meeting must give written notice of such nomination(s) to the Company not less than 30 days prior to the 2023 Annual Meeting; provided, however, if the 2023 Annual Meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the meeting was made, notice shall be given not later than the close of business on the tenth day following such public announcement.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2023 Annual Meeting is based on information contained in the Company’s Proxy Statement and the Bylaws. The incorporation of this information in this Proxy Statement should not be construed as an admission by 22NW that such procedures are legal, valid or binding.

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE MEETING BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

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The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC, SEDAR and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements.

22NW Fund, LP

January 7, 2022

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SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY DURING THE PAST TWO YEARS

Nature of Transaction	Securities Acquired/(Disposed)	Date of Transaction

22NW FUND, LP

Purchase Of Common Shares	3,387	03/19/20
Purchase Of Common Shares	278,999	03/20/20
Purchase Of Common Shares	442,330	03/23/20
Purchase Of Common Shares	122,805	03/27/20
Purchase Of Common Shares	189,200	03/27/20
Purchase Of Common Shares	147,315	03/30/20
Purchase Of Common Shares	51,494	03/30/20
Purchase Of Common Shares	19,300	04/07/20
Purchase Of Common Shares	50,000	04/20/20
Purchase Of Common Shares	32,800	04/20/20
Purchase Of Common Shares	50,000	04/21/20
Purchase Of Common Shares	34,746	04/21/20
Purchase Of Common Shares	100,000	04/29/20
Purchase Of Common Shares	100,000	04/30/20
Purchase Of Common Shares	1,000	04/30/20
Purchase Of Common Shares	98,322	05/01/20
Purchase Of Common Shares	65,000	05/04/20
Purchase Of Common Shares	40,940	05/04/20
Purchase Of Common Shares	25,000	05/05/20
Purchase Of Common Shares	5,710	05/05/20
Purchase Of Common Shares	25,000	05/06/20
Purchase Of Common Shares	6,700	05/06/20
Purchase Of Common Shares	2,400	05/11/20
Purchase Of Common Shares	40,000	05/12/20
Purchase Of Common Shares	43,546	05/12/20
Purchase Of Common Shares	161,567	05/13/20
Purchase Of Common Shares	100	05/14/20
Purchase Of Common Shares	6,803	05/15/20
Purchase Of Common Shares	4,419	05/18/20
Purchase Of Common Shares	30,000	05/19/20
Purchase Of Common Shares	181,198	05/19/20
Purchase Of Common Shares	200,000	05/20/20
Purchase Of Common Shares	25,200	05/20/20
Purchase Of Common Shares	50,000	05/21/20
Purchase Of Common Shares	50,000	05/21/20
Purchase Of Common Shares	50,000	05/21/20
Purchase Of Common Shares	55,700	05/21/20
Purchase Of Common Shares	50,000	05/22/20
Purchase Of Common Shares	50,000	05/22/20
Purchase Of Common Shares	50,000	05/22/20
Purchase Of Common Shares	83,634	05/22/20
Purchase Of Common Shares	50,000	05/26/20
Purchase Of Common Shares	143,611	05/26/20
Purchase Of Common Shares	100,000	05/27/20
Purchase Of Common Shares	100,000	05/27/20
Purchase Of Common Shares	50,000	05/27/20
Purchase Of Common Shares	67,744	05/27/20
Purchase Of Common Shares	69,400	05/27/20
Purchase Of Common Shares	50,000	05/28/20
Purchase Of Common Shares	29,230	05/28/20
Purchase Of Common Shares	152,737	05/28/20
Purchase Of Common Shares	50,000	05/29/20
Purchase Of Common Shares	175,000	05/29/20
Purchase Of Common Shares	172,533	05/29/20
Purchase Of Common Shares	201,568	06/01/20
Purchase Of Common Shares	123,975	06/01/20
Purchase Of Common Shares	750,000	06/02/20
Purchase Of Common Shares	25,000	06/02/20
Purchase Of Common Shares	54,100	06/02/20
Purchase Of Common Shares	50,105	06/02/20
Purchase Of Common Shares	83,529	06/03/20
Purchase Of Common Shares	70,375	06/03/20
Purchase Of Common Shares	143,300	06/04/20
Purchase Of Common Shares	73,913	06/04/20
Purchase Of Common Shares	55,900	06/05/20
Purchase Of Common Shares	100,000	06/05/20
Purchase Of Common Shares	18,265	06/05/20
Purchase Of Common Shares	15,100	06/05/20
Purchase Of Common Shares	7,800	06/08/20
Purchase Of Common Shares	133,374	06/08/20
Purchase Of Common Shares	54,334	06/08/20
Purchase Of Common Shares	40,000	06/09/20
Purchase Of Common Shares	28,600	06/09/20
Purchase Of Common Shares	674	07/07/20
Purchase Of Common Shares	100,100	07/09/20
Purchase Of Common Shares	23,195	07/10/20
Purchase Of Common Shares	6,600	07/10/20
Purchase Of Common Shares	58,092	07/30/20
Purchase Of Common Shares	15,406	08/05/20
Purchase Of Common Shares	30,820	08/06/20
Purchase Of Common Shares	8,782	08/06/20
Purchase Of Common Shares	44,083	08/07/20
Purchase Of Common Shares	16,865	08/07/20
Purchase Of Common Shares	107,074	08/10/20
Purchase Of Common Shares	84,749	08/10/20
Purchase Of Common Shares	26,360	08/11/20
Purchase Of Common Shares	37,224	08/11/20
Purchase Of Common Shares	59,954	08/12/20
Purchase Of Common Shares	54,619	08/12/20
Purchase Of Common Shares	58,003	08/13/20
Purchase Of Common Shares	63,746	08/13/20
Purchase Of Common Shares	125,000	08/14/20
Purchase Of Common Shares	97,567	08/14/20
Purchase Of Common Shares	7,914	08/17/20
Purchase Of Common Shares	69,127	08/17/20
Purchase Of Common Shares	90	08/18/20
Purchase Of Common Shares	19,900	08/20/20
Purchase Of Common Shares	6,200	08/24/20
Purchase Of Common Shares	1,100	08/24/20
Purchase Of Common Shares	25,300	08/25/20
Purchase Of Common Shares	10,000	08/26/20
Purchase Of Common Shares	40,362	08/26/20
Purchase Of Common Shares	15,029	08/27/20
Purchase Of Common Shares	30,198	08/27/20
Purchase Of Common Shares	36,630	08/28/20
Purchase Of Common Shares	19,704	09/01/20
Purchase Of Common Shares	6,789	09/01/20
Purchase Of Common Shares	100,000	10/26/20
Purchase Of Common Shares	100,000	10/26/20
Purchase Of Common Shares	336,073	10/26/20
Purchase Of Common Shares	50,000	10/26/20
Purchase Of Common Shares	15,642	10/27/20
Purchase Of Common Shares	25,500	10/28/20
Purchase Of Common Shares	40,100	10/28/20
Purchase Of Common Shares	56,500	12/31/20
Purchase Of Common Shares	45,000	12/31/20
Sale Of Common Shares	(40,107)	01/04/21
Sale Of Common Shares	(700)	01/04/21
Sale Of Common Shares	(500)	01/05/21
Sale Of Common Shares	(900)	01/05/21
Sale Of Common Shares	(15,893)	01/06/21
Sale Of Common Shares	(43,400)	01/06/21
Purchase Of Common Shares	3,625	06/15/21
Purchase Of Common Shares	4,310	06/15/21
Purchase Of Common Shares	3,300	06/17/21
Purchase Of Common Shares	9,209	06/17/21
Purchase Of Common Shares	180,407	06/18/21
Purchase Of Common Shares	25,593	06/18/21
Purchase Of Common Shares	407,398	07/14/21
Purchase Of Common Shares	32,900	07/14/21
Purchase Of Common Shares	147,672	07/15/21
Purchase Of Common Shares	1,054,400	07/15/21
Purchase Of Common Shares	3,544	07/16/21
Purchase Of Common Shares	18,850	07/16/21
Purchase Of Common Shares	228,600	07/28/21
Purchase Of Common Shares	7,904	07/28/21
Purchase Of Common Shares	100	07/29/21
Purchase Of Common Shares	700	07/29/21
Purchase Of Common Shares	1,555,610	08/05/21
Purchase Of Common Shares	100,000	08/12/21
Purchase Of Common Shares	3,493,000	08/12/21
Purchase Of Common Shares	56,300	10/25/21
Purchase Of Common Shares	24,671	10/25/21
Purchase Of Common Shares	31,121	10/26/21
Purchase Of Common Shares	12,617	10/26/21
Purchase Of Common Shares	8,695	10/27/21
Purchase Of Common Shares	200	10/27/21
Purchase Of Common Shares	108,556	11/01/21
Purchase Of Common Shares	25,800	11/01/21
Purchase Of Common Shares	61,549	11/02/21
Purchase Of Common Shares	28,002	11/03/21
Purchase Of Common Shares	20,853	11/03/21

I-1

ARON ENGLISH

Purchase of Common Shares	4,800	03/31/20
Purchase of Common Shares	14,319	03/31/20
Purchase of Common Shares	6,545	04/01/20
Purchase of Common Shares	4,555	04/02/20
Purchase of Common Shares	24,000	05/29/20
Purchase of Common Shares	300	07/07/20
Purchase of Common Shares	405	07/08/20
Purchase of Common Shares	19,295	07/09/20
Purchase of Common Shares	51,700	11/18/20
Purchase of Common Shares	3,400	06/22/21
Purchase of Common Shares	600	06/22/21
Purchase of Common Shares	10,000	06/22/21
Purchase of Common Shares	10,000	06/22/21
Purchase of Common Shares	5,950	08/12/21
Purchase of Common Shares	5,000	08/12/21
Purchase of Common Shares	5,000	08/12/21
Purchase of Common Shares	5,000	08/12/21
Purchase of Common Shares	5,000	08/12/21
Purchase of Common Shares	5,000	08/12/21
Purchase of Common Shares	4,800	08/12/21
Purchase of Common Shares	200	08/12/21
Purchase of Common Shares	5,000	08/12/21
Purchase of Common Shares	4,001	08/12/21
Purchase of Common Shares	3,000	08/12/21
Purchase of Common Shares	3,000	08/12/21
Purchase of Common Shares	999	08/12/21
Purchase of Common Shares	5,000	08/12/21
Purchase of Common Shares	5,000	08/12/21
Purchase of Common Shares	3,000	08/12/21

I-2

RYAN BRODERICK

Purchase of Common Shares	1,500	04/02/20
Purchase of Common Shares	650	07/23/20
Purchase of Common Shares	100	07/23/20
Purchase of Common Shares	300	09/23/20
Purchase of Common Shares	100	09/23/20
Purchase of Common Shares	200	10/06/20
Purchase of Common Shares	50	10/06/20
Purchase of Common Shares	2,775	10/26/20

BRYSON HIARI-HADLEY

Purchase of Common Shares	1,250	11/05/20

ALEXANDER B. JONES

Purchase of Common Shares	500	01/19/21
Purchase of Common Shares	200	01/19/21
Purchase of Common Shares	200	01/27/21
Purchase of Common Shares	100	02/02/21
Purchase of Common Shares	200	02/05/21

CORY MITCHELL

Purchase of Common Shares	1,600	05/29/20
Purchase of Common Shares	750	06/11/20
Purchase of Common Shares	740	06/11/20
Purchase of Common Shares	1,300	09/04/20
Purchase of Common Shares	2,500	10/26/20

I-3

SCHEDULE II

Share Ownership of Certain Beneficial Owners and Management

As of the date of this Proxy Statement, the Company has not yet filed its proxy statement for the Meeting with the SEC. Once the Company files its proxy statement, we intend to supplement this Proxy Statement and file revised definitive materials with the SEC to include information regarding persons who beneficially own more than 5% of the Common Shares and the ownership of Common Shares by the Company’s directors and officers, which we anticipate will be disclosed in the Company’s proxy statement.

II-1

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how few Common Shares you own, please give 22NW your proxy FOR the election of the Nominees and in accordance with 22NW’s recommendations on the other proposal(s) on the agenda for the Meeting by taking three steps:

•	SIGNING the enclosed WHITE proxy card;
•	DATING the enclosed WHITE proxy card; and
•	MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Common Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Common Shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Saratoga at the address set forth below.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of 22NW’s proxy materials,

please contact Saratoga at the phone numbers listed below.

Shareholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

WHITE PROXY CARD

DIRTT ENVIORNMENTAL SOLUTIONS LTD.

2022 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF 22NW FUND, LP AND THE OTHER PARTICIPANTS IN ITS PROXY SOLICITATION

THE BOARD OF DIRECTORS OF DIRTT ENVIORNMENTAL SOLUTIONS LTD.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Aron R. English, John Ferguson, Ryan Nebel and Rebecca Van Derlaske, and each of them, attorneys and agents with full power of substitution to vote all common shares of DIRTT Environmental Solutions Ltd. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2022 annual and special meeting of shareholders of the Company scheduled to be held on April 26, 2022 at such time and place as to be determined by the Company (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the common shares of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Meeting that are unknown to 22NW Fund, LP (“22NW”) a reasonable time before this solicitation.

This Proxy may only be voted for our nominees and does not confer voting power with respect to any of the Company’s director nominees. Shareholders who return this Proxy will only be able to vote for our six nominees and will not have the opportunity to vote for the two other seats up for election at the Meeting or any other proposals that may be included on the Company’s proxy card.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

This Proxy will be valid until the completion of the Meeting. This Proxy will only be valid in connection with 22NW’s solicitation of proxies for the Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

WHITE PROXY CARD

[X] Please mark vote as in this example

22NW STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1. 22NW MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2.

1.	22NW’s proposal to elect Aron R. English, Cory J. Mitchell, Douglas A. Edwards, Scott L. Robinson, Scott C. Ryan and Kenneth D. Sanders as directors of the Company to serve until the 2023 annual meeting of shareholders.
		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Aron R. English Cory J. Mitchell Douglas A. Edwards Scott L. Robinson Scott C. Ryan Kenneth D. Sanders	☐	☐	☐ ________________ ________________ ________________ ________________ ________________

22NW does not expect that any of its nominees will be unable to stand for election, but, in the event that any nominee is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s organizational documents and applicable law. In addition, 22NW has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its organizational documents or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any nominee, to the extent this is not prohibited under the Company’s organizational documents and applicable law. In any such case, common shares represented by this proxy card will be voted for such substitute nominee(s).

NOTE: If you do not wish for your shares to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line(s) above. Your shares will be voted for the remaining nominee(s).

2.	The Company’s proposal to appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and to authorize the directors to fix the independent registered public accounting firm’s remuneration.

☐ FOR	☐ WITHHOLD

WHITE PROXY CARD

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.